  Bracketed information omitted and filed separately with the Securities and
                             Exchange Commission
Confidential Treatment Requested Under 17 C.F.R. Sections 200,80(b)(4), 200.83
                                 and 240.24b-2

                                                                    EXHIBIT 10.6
COVANCE
THE DEVELOPMENT SERVICES COMPANY
COVANCE BIOTECHNOLOGY SERVICES
6051 GEORGE WATTS HILL DRIVE
P.O. BOX 13885
RESEARCH TRIANGLE PARK, NC  27709-3865
TEL: 919-489-9400
FAX:  919-489-9070

8 April 1998

William Bennett, Ph.D.
Senior Vice President
Sensus Corporation
98 San Jacinto Boulevard
Suite 430
Austin, TX  78701

                               LETTER OF INTENT

This letter constitutes formal notification of Sensus' intent to retain Covance Biotechnology Services Inc. ("Covance") to perform production of Phase II/III clinical material for Sensus' recombinant human growth hormone antagonist (rhGHA) product.

Sensus and Covance recognize that this Letter of Intent is necessary to reserve manufacturing space in Covance facilities and to allow for the initiation of pre-production activities, including the purchase of long lead time items required for the production, prior to negotiating and signing an agreement. The initiation of pre-production activities is to facilitate the production of rhGHA and release the first lot of filled final vial product within the time-frame requested by Sensus [*]. Upon execution of the Letter of Intent, Sensus and Covance will continue negotiations in good faith to execute a signed contract covering the anticipated term and scope of the program. It is anticipated that such contract will be signed by both parties prior to 8 May 1998. If the timeframe is exceeded, a new or revised Letter of Intent defining the revised terms will be necessary.

The production campaign contemplated by the parties to take place approximately during the [*] will build upon the process experience gained from the multiple lots of rhGHA produced to date and the incorporation of certain improvements identified during ongoing process development activities. A summary of the key changes that are anticipated to be incorporated in this next campaign are:

[*]

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

The production campaign is expected to have from [*] fermentations runs. The actual number of runs, or a method for determining the length of the campaign based on quantity, will be negotiated in the agreement. The [*] fermentations include 2 shake-down runs.

There are several long lead time items that must be purchased in the near term in order to begin the production activities. A summary of the long lead time items that need to be purchased prior to contract signing are:

[*]


It is the intent of the parties to not take advantage of either parties' working capital as the long lead time items are being procured. Based on the timetable for ordering the items, estimated delivery dates and payment dates, Sensus agrees to make payments to Covance according to the payment schedule below.

[*]

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

If the parties fail to reach an agreement, Sensus will pay Covance for all costs incurred to the point the parties decide not to enter into an agreement, all costs irrevocably obligated at that point, and Sensus will own all equipment and materials purchased under this LOI.

Signature below indicates acceptance of the above-mentioned terms.

 /s/ Charles T. White, Ph.D.             /s/ William Bennett, Ph.D.
--------------------------------------  -----------------------------
Charles T. White, Ph.D.                 William Bennett, Ph.D.
Vice President, Business Development    Senior Vice President
Covance Biotechnology Services Inc.     Sensus Corp.

     Date: 8 April 1998                       Date: 9 April 1998
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